Exhibit 99.1

Corbus Pharmaceuticals Appoints Pharma Industry Veteran Brent Pfeiffenberger to Board of Directors

NORWOOD, Mass., May 14, 2026 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP), a clinical-stage company focused on developing promising new therapies in oncology and obesity, today announced the appointment of Brent Pfeiffenberger, PharmD, MBA, to the Company’s Board of Directors.

“Brent is an accomplished pharma industry leader with deep expertise across research, development, and commercialization of life-saving drugs,” said Rachelle Jacques, Chair of the Corbus Board of Directors. “His proven record of delivering value-generating commercial successes and steering notable corporate evolutions adds distinctive perspective to the Corbus Board. We look forward to Brent’s contributions as we work to advance our CRB-701 and CRB-913 clinical programs.”

Dr. Pfeiffenberger is currently President and Chief Executive Officer of Century Therapeutics (NASDAQ: IPSC) and the Chair of its Board of Directors. Prior to joining Century, Dr. Pfeiffenberger served as Chief Operating Officer of Neogene Therapeutics. He played a central role in driving Neogene’s evolution from a preclinical company to a global, clinical-stage organization with multiple assets, ultimately culminating in its acquisition by AstraZeneca in 2023. Prior to Neogene, Dr. Pfeiffenberger spent nearly two decades in leadership roles of increasing responsibility at Bristol Myers Squibb, most recently as Senior Vice President, Head of U.S. Oncology, where he oversaw business operations for the multi-billion-dollar franchise. Earlier, he held several critical global leadership positions at Bristol Myers Squibb, building, leading, and expanding commercial and business operations, including serving as Co-Lead, Head of Worldwide Commercial Oncology. In this role, he led strategy and execution for a large-scale oncology portfolio, working in close partnership with Research and Development to shape global development strategies. Dr. Pfeiffenberger received his PharmD from Duquesne University and his MBA from the Wharton School of Business at the University of Pennsylvania.

“I’m impressed with the clinical opportunities presented by CRB-701 in oncology and CRB-913 in obesity, and the Corbus team’s strategic cultivation of these assets’ markedly differentiated profiles,” said Dr. Pfeiffenberger. “With important data readouts for both programs expected this summer, as well as the anticipated initiation of a registrational study for CRB-701, it’s a particularly exciting time to join Corbus’s board,” said Dr. Pfeiffenberger. “I look forward to working with the management team and my fellow Board colleagues as Corbus advances toward critical near- and longer-term milestones.”

Updated clinical data from Corbus’s Phase 1/2 study of CRB-701, a next generation Nectin-4 ADC, in both head and neck squamous cell carcinoma (HNSCC) and cervical cancer will be presented at the upcoming 2026 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held May 29 – June 2 in Chicago, IL. Corbus recently announced broad alignment with the

FDA on the registration path for CRB-701 in HNSCC and expects to initiate a registrational study for CRB-701 in second-line HNSCC this summer. The Company’s CANYON-1 Phase 1b dose-ranging 16-week study (n=240) for CRB-913, a highly peripherally restricted oral CB1 inverse agonist, is on track to be completed in the summer of 2026.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focused on developing promising new therapies in oncology and obesity and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next-generation antibody drug conjugate for the treatment of Nectin-4-expressing tumors, and CRB-913, an orally delivered highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act of 1995, as amended, including those relating to the Company’s trial results, product development, clinical and regulatory timelines, including timing for completion of trials and presentation of data, anticipated regulatory interactions and outcomes,market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities, sufficiency of cash runway and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission including those described in our Annual Report on Form 10-K for the year ended December 31, 2025. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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INVESTOR CONTACTS:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

MEDIA CONTACT:

Liz Melone

Founder & Principal

Melone Communications, LLC

liz@melonecomm.com